UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2021

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400

Nashville, Tennessee 37219

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The following disclosures supplement the disclosures contained in the definitive proxy statement on Schedule 14A (the “Proxy Statement”), dated March 5, 2021, which was filed by Change Healthcare Inc. (“Change” or “Change Healthcare”) with the U.S. Securities and Exchange Commission (the “SEC”) and mailed on or about March 5, 2021 to Change stockholders of record as of the close of business on February 26, 2021, in connection with the previously announced proposed acquisition of Change by UnitedHealth Group Incorporated (“UnitedHealth Group” and the proposed acquisition, the “Transaction”).

Following the announcement of the Transaction, as of the date of this Current Report on Form 8-K, nine lawsuits challenging the Transaction have been filed. The first lawsuit, a putative class action captioned Krueger v. Change Healthcare Inc., et al., was filed in Tennessee Chancery Court, Davidson County, on February 24, 2021 and voluntarily dismissed without prejudice on March 17, 2021. The second lawsuit, captioned Brash v. Change Healthcare Inc., et al., was filed in the United States District Court for the Southern District of New York on March 18, 2021, and amended on March 23, 2021. The third lawsuit, a putative class action captioned Bushansky v. Change Healthcare Inc., et al., was filed in the United States District Court for the Northern District of California on March 19, 2021. The fourth lawsuit, captioned Wilhelm v. Change Healthcare Inc., et al., was filed in the United States District Court for the District of Delaware on March 23, 2021. The fifth lawsuit, captioned Schwartz v. Change Healthcare Inc., et al., was filed in the United States District Court for the Eastern District of New York on March 23, 2021. The sixth lawsuit, captioned Marin v. Change Healthcare Inc., et al., was filed in the United States District Court for the Eastern District of New York on March 24, 2021. The seventh lawsuit, captioned Raagas v. Change Healthcare Inc., et al., was filed in the United States District Court for the District of Delaware on March 25, 2021. The eighth lawsuit, captioned LR Trust v. Change Healthcare Inc., et al., was filed in the United States District Court for the District of Delaware on April 6, 2021. The ninth lawsuit, captioned Artis v. Change Healthcare Inc., et al., was filed in the United States District Court for the Eastern District of Pennsylvania on April 7, 2021. The operative complaints filed in the pending lawsuits name Change and Change’s board of directors as defendants and allege, among other things, that the Proxy Statement is materially incomplete and misleading in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder. Change has also received written demands from purported stockholders relating to the Transaction. We refer to the foregoing lawsuits and demands collectively as the “Merger Actions.”

Change believes that the Merger Actions are without merit and that supplemental disclosures are not required or necessary under applicable laws. However, in order to minimize the risk that the Merger Actions delay or otherwise adversely affect the Transaction, and to minimize the costs, risks and uncertainties inherent in defending the lawsuits, and without admitting any liability or wrongdoing, Change has decided to supplement the Proxy Statement as described in this Current Report on Form 8-K in order to moot certain claims asserted in the Merger Actions. Change and the other named defendants deny that they have violated any laws or breached any duties to Change’s stockholders. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Change specifically denies all allegations in the Merger Actions that any additional disclosure was or is required to supplement the Proxy Statement under applicable law.

Supplemental Disclosures

The following disclosures should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that information set forth herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. All page references are to pages in the Proxy Statement, and any defined terms used but not defined herein shall have the meanings set forth in the Proxy Statement.

The Proxy Statement is hereby amended and supplemented as follows:

1) The following disclosure replaces the first full sentence on page 8. The modified text is underlined below.

In addition, pursuant to the terms of the Merger Agreement, Change’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. In addition, pursuant to the TRA Letter Agreement (as defined below), certain of Change’s directors and executive officers will become entitled to early termination payments under the 2017 TRA (as defined below). It is also possible that UnitedHealth Group may seek early terminations of other TRAs (as defined below). Should UnitedHealth Group seek to do this, it is possible that other directors and officers could receive early termination payments under those other TRAs.

2) The following disclosure replaces the last full paragraph on page 40. The modified text is underlined or struck-through (as applicable) below.

Following such discussion, the Board met in executive session, without Change management present. Mr. Lance noted that, during an ~~recent~~ update call he had with Messrs. Wichmann and Rex on or about December 8, 2020, Mr. Wichmann expressed interest in speaking with Mr. de Crescenzo about a potential post-closing employment role for Mr. de Crescenzo at UnitedHealth Group. Mr. Lance reported that he told Mr. Wichmann that UnitedHealth Group should not discuss this topic with Mr. de Crescenzo or other members of Change management until the Board provided its consent for UnitedHealth Group to do so. The Board then discussed the topic and determined that, based on the progress that the parties had made in negotiations on key transaction terms thus far (principally, price and provisions related to transaction certainty), the Board was prepared to provide its consent to UnitedHealth Group to reach out to Mr. de Crescenzo regarding potential post-Closing employment with UnitedHealth Group, provided that the Board would receive regular updates regarding the material terms of any such proposed arrangements with Mr. de Crescenzo or other members of Change’s senior management team. It was further determined that Mr. Lance would convey this approval to Mr. Wichmann at their next regularly-scheduled call, on December 18, 2020, so long as no negative developments on the progress of the transaction occurred before such meeting.

3) The following disclosure replaces the first full sentence on page 41. The modified text is underlined or struck-through (as applicable) below.

During the weeks of December 14 and December 21, representatives of Simpson Thacher and Sullivan & Cromwell continued to negotiate and exchange drafts of the Merger Agreement, including provisions relating to (i) the termination fee payable by Change to UnitedHealth Group under certain circumstances, (ii) the pre-Closing restrictions on Change’s operation of its business, (iii) the treatment of Change employee equity awards in the Merger and (iv) the proposed treatment, in connection with the consummation of the Merger, of certain tax receivable agreements between Change and/or its subsidiaries, on the one hand, and certain ~~investment funds affiliated with Blackstone (such funds, the “TRA Letter Agreement Parties”)~~ current or former stockholders of Change, on the other hand (such tax receivable agreements, which are filed as Exhibits 10.2 through 10.7 to Change’s Form 10-K for the fiscal year ended March 31, 2020, the “~~Applicable~~ TRAs”). In particular, UnitedHealth Group sought to negotiate the treatment of certain investment funds affiliated with Blackstone (such funds, the “TRA Letter Agreement Parties”) under the TRAs to which the TRA Letter Agreement Parties are parties (such TRAs, which are filed as Exhibits 10.3, 10.4 and 10.5 to Change’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, the “Applicable TRAs”). Each TRA provides Change (or its subsidiary) with the option to terminate such TRA prior to its normal expiration date upon a “Change of Control” (as defined therein), and the proposed acquisition of Change by UnitedHealth Group will constitute a Change of Control under each TRA. In order to terminate a given TRA prior to its normal expiration date, Change (or its subsidiary) must make a termination payment to the counterparties thereunder. Each TRA contains a formula for computing the size of the termination payment. The formula terms require Change (or its subsidiary) to make certain determinations and assumptions (e.g., determinations about the value of certain of the Change party’s tax assets and assumptions regarding the Change party’s taxable income) and apply the appropriate discount rate for the termination payment. UnitedHealth Group requested that the TRA Letter Agreement Parties agree on the method of calculating the termination payments under the Applicable TRAs concurrently with the execution of the Merger Agreement. The purpose of doing so was to provide UnitedHealth Group with greater certainty as to the termination payments that would be owed should UnitedHealth Group choose to terminate the Applicable TRAs in connection with the Closing.

4) The following disclosure replaces the first full paragraph on page 57. The modified text is underlined or struck-through (as applicable) below.

The following table sets forth a summary of the Projections and certain historical financial information for comparison purposes. Dollar totals are in millions and fiscal years end on March 31. The Projections reflected Change’s acquisition, on May 1, 2020, of 100% of the ownership interest in eRx Network Holdings, Inc. (as disclosed in Change’s Current Report on Form 8-K filed on May 4, 2020) and Change’s acquisition, on June 1, 2020, of 100% of the ownership interest in each of PDX, Inc., National Healthcare Information Network, Inc. and Freedom Data Systems, Inc. (as disclosed in Change’s Current Report on Form 8-K filed on June 1, 2020), each as further described in Note 4 to Change’s Quarterly Report for the period ended December 31, 2020 filed on February 4, 2021. The Projections for fiscal years 2021 through 2023 with respect to “Solutions Revenue”, “Adjusted EBITDA” and “Unlevered Free Cash Flow” (the “LRP Projections”) were prepared by management as part of the Board-approved LRP, independent of Change’s evaluation of the proposed transaction with UnitedHealth Group. The Projections for fiscal years 2024 through 2030 with respect to “Solutions Revenue”, “Adjusted EBITDA” and “Unlevered Free Cash Flow” are not part of the LRP but were prepared by management and approved by the Board as extrapolations of the LRP Projections for purposes of the valuation analyses conducted by Goldman Sachs. The Tax Attribute Projections (as defined in Note 4 below) ~~with respect to “Net Impact to Cash Flows from Tax Attributes”~~ were prepared by management in the ordinary course, independent of Change’s evaluation of the proposed transaction with UnitedHealth Group. Change provided a portion of the LRP Projections (but not any of the other Projections) to UnitedHealth Group in connection with UnitedHealth Group’s evaluation of the proposed transaction.

5) Each reference to “Net Impact to Cash Flows from Tax Attributes” included in the Proxy Statement (including in the table on page 57) is replaced with a reference to “Tax Attribute Projections”, as these two terms are synonymous.

6) The following disclosure replaces Note 4 on page 58. The modified text is underlined or struck-through (as applicable) below.

~~“Net Impact to Cash Flows from Tax Attributes” means the aggregate net cash flow impact of tax attributes of Change, and is comprised of net operating losses, which have been incurred or are expected to be on November 30 in respect of the then-current fiscal year (e.g., incurred on November 30, 2020 in respect of the fiscal year ending March 31, 2021), and payments under the tax receivable agreements filed as Exhibits 10.2 through 10.7 to Change’s Form 10-K for the fiscal year ended March 31, 2020~~ TRAs~~, which payments are made on July 15 in respect of the most recently completed fiscal year (e.g., payments made on July 15, 2021 in respect of the fiscal year ending March 31, 2021).~~ Change has historically generated tax losses from its operations (i.e., net operating losses), which can be carried forward and utilized against future taxable income to lower Change’s tax payments in future years. In general, until the TRAs expire, 85% of the future tax savings from a portion of these net operating losses, as well as other tax attributes, such as amortization on certain intangibles, must be paid to current or previous stockholders of Change under the TRAs (as defined below). The “Tax Attribute Projections” reflect the expected reduction in taxes owed by Change generated by these existing, as well as future projected, net operating losses and other tax attributes, net of expected payments under the TRAs with respect thereto. As a hypothetical example, if Change had net operating losses that were expected to save Change $100 in future taxes, but Change owed $85 in future TRA payments on account of such losses, then the “Tax Attribute Projections” from such net operating losses would be $15.

7) The following disclosure replaces the first paragraph under the section entitled “Interests of Change’s Executive Officers and Directors in the Merger” on page 58. The modified text is underlined below.

In considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that, aside from their interests as Change stockholders, Change’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Change stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of Change, are quantified in the “Golden Parachute Compensation” table below. The Board was aware of these interests and considered them when it adopted the Merger Agreement and approved the Merger. The directors, executive officers and certain other members of management and employees of Change may be deemed “participants” in the solicitation of proxies from Change stockholders in favor of the proposed Merger. You can find information about Change’s executive officers and directors (including information regarding their historical relationships with each other and with current and former stockholders of Change) in its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on June 4, 2020, in its Definitive Proxy Statement filed with the SEC on Schedule 14A on July 16, 2020 and in its Current Reports on Form 8-K filed with the SEC on May 13, 2020, June 18, 2020 and December 28, 2020, all of which are incorporated by reference herein (other than the portions of such documents not deemed to be filed).

8) The following disclosure replaces the section entitled “Indemnification; Directors’ and Officers’ Insurance” on page 58. The modified text is underlined below.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Merger Agreement, Change’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 94 for a description of such ongoing arrangements.

Payments Under TRAs

As described above under “Background of the Merger,” Change is party to the TRAs. UnitedHealth Group will have the option, exercisable in its sole discretion, to terminate these TRAs in connection with the Closing. UnitedHealth Group determined, prior to the parties’ execution of the Merger Agreement, that it wished to terminate the Applicable TRAs in connection with the Closing and, accordingly, UnitedHealth Group entered into the TRA Letter Agreement with Change and the TRA Letter Agreement Parties to memorialize such determination and agree on certain aspects of the termination payment calculation, as described below under “Certain Ancillary Agreements—TRA Letter Agreement”. Messrs. Lance, de Crescenzo, Pead and Joshi are parties to the TRA filed as Exhibit 10.3 to Change’s Form 10-K for the fiscal year ended March 31, 2020 (the “2017 TRA”). The 2017 TRA is one of the Applicable TRAs and, accordingly, will be terminated in connection with the Closing pursuant to the TRA Letter Agreement. Additionally, Mr. Pead is a party to the TRA filed as Exhibit 10.6 to Change’s Form 10-K for the fiscal year ended March 31, 2020 (the “Management TRA”). The Management TRA is not one of the Applicable TRAs and, accordingly, is not covered by the TRA Letter Agreement.

As a result of the termination of the 2017 TRA in connection with the Closing, Messrs. Lance, de Crescenzo, Pead and Joshi will each be entitled to an early termination payment. Although the precise amount of these early termination payments cannot be determined until the Closing, and depends on facts and circumstances such as tax rates in effect at the Closing, it is anticipated that, upon the termination of the 2017 TRA in connection with the Closing, Mr. Lance will receive $129,000 or less, Mr. de Crescenzo will receive $86,000 or less, Mr. Joshi will receive $86,000 or less and Mr. Pead will receive $43,000 or less. Each such person’s maximum amount is such person’s pro rata portion of the gross liability under the 2017 TRA, which gross liability is disclosed in the financial statements in Change’s Form 10-Q for the quarterly period ended September 30, 2020.

Additionally, as described below under “The Merger Agreement—TRA Terminations,” prior to the Closing, UnitedHealth Group may elect to cause the early termination of the other TRAs. Should UnitedHealth Group choose to do this, Change will use reasonable best efforts to assist UnitedHealth Group. If UnitedHealth Group chooses to cause the early termination of the Management TRA in connection with the Closing, then Mr. Pead will be entitled to an early termination payment. Although the precise amount of any early termination payment owed to Mr. Pead under the Management TRA cannot be determined until the Closing, and depends on facts and circumstances such as tax rates in effect at the Closing, it is anticipated that Mr. Pead would receive $20,000 or less upon the termination of the Management TRA. Such maximum amount is Mr. Pead’s pro rata portion of the gross liability under the Management TRA, which gross liability is disclosed in the financial statements in Change’s Form 10-Q for the quarterly period ended September 30, 2020.

9) The following disclosure replaces the first paragraph on page 98. The modified text is underlined below.

TRA Terminations

~~Change and/or certain of its subsidiaries are obligors under the tax receivable agreements filed as Exhibits 10.2 through 10.7 to Change’s Form 10-K for the fiscal year ended March 31, 2020 (the “TRAs”).~~ Prior to the Closing, in consultation with and at the direction of UnitedHealth Group, Change will use reasonable best efforts to take such actions as may be necessary or appropriate to terminate, as of the date of and immediately following the Closing (but contingent on the Closing), the TRAs (other than the Applicable TRAs, which are covered by the TRA Letter Agreement and thus are required to be terminated in connection with the Closing), on the terms and subject to the conditions set forth therein (such terminations, the “TRA Terminations”). During the Interim Period, UnitedHealth Group and Change will cooperate in good faith to prepare drafts of such TRA Terminations that can be delivered to each party to the TRAs. Thereafter, Change will provide UnitedHealth Group with the opportunity to participate in any substantive communications with such parties related to the TRA Terminations and UnitedHealth Group will direct all such communications in its reasonable discretion to the extent related to the TRA Terminations, including all negotiations and discussions relating to the TRA Terminations. Without UnitedHealth Group’s prior written consent (which may be withheld in UnitedHealth Group’s sole discretion), Change may not enter into any TRA Termination or supplement, amend or otherwise modify any TRA or TRA Termination.

10) The following disclosure replaces the last paragraph on page 107. The modified text is underlined below.

Change and/or certain of its subsidiaries are obligors under the Applicable TRAs, pursuant to which Change has agreed to make certain payments with respect to realized tax savings as a result of certain net operating losses and/or certain other tax attributes, as applicable, which vary depending upon a number of factors, including the amount and timing of the taxable income Change generates in the future and the tax rate then applicable. Concurrently with the entry into the Merger Agreement, UnitedHealth Group, Change and the TRA Letter Agreement Parties entered into the TRA Letter Agreement (which is filed as Exhibit 10.1 to Change’s Current Report on Form 8-K filed on January 6, 2021) pursuant to which, among other matters, UnitedHealth Group will direct Change, pursuant to the terms of the Merger Agreement, to exercise Change’s right, in connection with the Closing, to terminate each of the Applicable TRAs by making the respective early termination payments specified under each Applicable TRA, pursuant to the applicable discount rate set forth in each Applicable TRA and the methodology set forth in the TRA Letter Agreement, in accordance with the terms of each such Applicable TRA. More specifically, calculation of the early termination payment under each Applicable TRA will be based on a set of valuation assumptions specified in such Applicable TRA, including that (i) the taxpayer terminating such agreement will have taxable income sufficient to fully utilize certain tax attributes that are the subject of such Applicable TRA, (ii) certain loss carryovers available as of the date of the early termination will be utilized on a pro rata basis from such date through the scheduled expiration date of such loss carryovers and (iii) the U.S. federal, state and local income tax rates that will be in effect for the relevant years will be those rates actually in effect on the date of early termination. Additionally, the TRA Letter Agreement Parties have agreed, pursuant to the TRA Letter Agreement, that the correct early termination discount rate under each Applicable TRA is 10% per annum, compounded annually. Although the precise amount of any early termination payment owed to the TRA Letter Agreement Parties under the Applicable TRAs cannot be determined until the Closing, and depends on facts and circumstances such as tax rates in effect at the Closing, it is anticipated that, upon the termination of the Applicable TRAs in connection with the Closing, the TRA Letter Agreement Parties will collectively receive $178,000,000 or less. Such maximum amount is the TRA Letter Agreement Parties’ pro rata portion of the gross liability under the Applicable TRAs, which gross liability is disclosed in the financial statements in Change’s Form 10-Q for the quarterly period ended September 30, 2020. The TRA Letter Agreement will terminate upon the valid termination of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

As disclosed above, the TRA Letter Agreement is filed as Exhibit 10.1 to Change’s Current Report on Form 8-K filed on January 6, 2021. The TRA Letter Agreement includes Annex I (Amortization Schedule) and Annex II (Net Operating Loss Schedule), though such annexes were not included in the as-filed version of the TRA Letter Agreement. Such annexes are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.

(d)	Exhibits

Exhibit No.	Description

99.1	Annex I (Amortization Schedule) to the TRA Letter Agreement.

99.2	Annex II (Net Operating Loss Schedule) to the TRA Letter Agreement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Change Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to the timing of the proposed merger and Change Healthcare’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Change Healthcare’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Change Healthcare’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on Change Healthcare’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; Change Healthcare’s ability to retain or renew existing customers and attract new customers; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; uncertainty and risks related to the impact of the COVID-19 pandemic on the national and global economy, Change Healthcare’s business, suppliers, customers, and employees; Change Healthcare’s ability to connect a large number of payers and providers; Change Healthcare’s ability to provide competitive services and prices while maintaining its margins; further consolidation in end-customer markets; Change Healthcare’s ability to effectively manage costs; Change Healthcare’s ability to effectively develop and maintain relationships with channel partners; a decline in transaction volume in the U.S. healthcare industry; Change Healthcare’s ability to timely develop new services and the market’s willingness to adopt new services; Change Healthcare’s ability to maintain access to its data sources; Change Healthcare’s ability to maintain the security and integrity of its data; Change Healthcare’s ability to deliver services timely without interruption; Change Healthcare’s ability to make acquisitions and integrate the operations of acquired businesses; government regulation and changes in the regulatory environment; economic and political instability in the U.S. and international markets where Change Healthcare operates; risks related to international operations; the ability of outside service providers and key vendors to fulfill their obligations to Change Healthcare; litigation or regulatory proceedings; Change Healthcare’s ability to protect and enforce its intellectual property, trade secrets and other forms of unpatented intellectual property; Change Healthcare’s ability to defend its intellectual property from infringement claims by third parties; changes in local, state, federal and international laws and regulations, including related to taxation; Change Healthcare’s reliance on key management personnel; Change Healthcare’s ability to manage and expand its operations and keep up with rapidly changing technologies; our adoption of new, or amendments to existing, accounting standards; losses against which Change Healthcare does not insure; Change Healthcare’s ability to make timely payments of principal and interest on its indebtedness; Change Healthcare’s ability to satisfy covenants in the agreements governing its indebtedness; Change Healthcare’s ability to maintain liquidity, and other risks. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2020, and in Change Healthcare’s most recent Quarterly Report on Form 10-Q filed with the SEC on February 4, 2021.

Change Healthcare’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Change Healthcare by UnitedHealth Group. In connection with the proposed merger transaction, Change Healthcare has filed with the SEC and furnished to Change Healthcare’s stockholders the Proxy Statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the Proxy Statement and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the Proxy Statement because they contain important information about the proposed merger.

Investors can obtain free of charge the Proxy Statement, which was filed with the SEC on March 5, 2021, and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the Proxy Statement and Change Healthcare’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through Change Healthcare’s website at https://ir.changehealthcare.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of Change Healthcare may be deemed “participants” in the solicitation of proxies from stockholders of Change Healthcare in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Change Healthcare in connection with the proposed merger is set forth in the Proxy Statement and the other relevant documents filed with the SEC. You can find additional information about Change’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and in its definitive proxy statement filed with the SEC on Schedule 14A on July 16, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
	Name:	Loretta A. Cecil
	Title:	Executive Vice President, General Counsel

Date: April 7, 2021